SETTLEMENT AGREEMENT



          SETTLEMENT AGREEMENT, dated as of June 9th, 1997 ("Agreement"), by and among Providence Capital, Inc., a Delaware corporation; Pacific Equity Limited, a Hong Kong company; Providence Investors LLC, a Delaware limited liability company; Herbert A. Denton; William Tapert; Gregory Morey; Frederick Whitridge, Jr.; Adam Weiss; Wyser-Pratte & Co., Inc., a New York corporation; Wyser-Pratte Management Co., Inc., a New York corporation; Guy P. Wyser-Pratte; Eric Longmire; Robert W. Anestis; Melvin
L. Cooper; Thomas M. Davidson;  Bruce W. Fennie; Lawrence C. McQuade; David
C. Mitchell; David R. Morris; A. Alex Porter; and Larry G. Schafran (the foregoing corporations, individuals and entities being collectively referred to herein as the "Denton/Wyser-Pratte Group"); and COMSAT Corporation, a District of Columbia corporation (the "Company").

          WHEREAS, on May 1, 1997, certain members of the Denton/Wyser-Pratte Group furnished the Company with a submission dated April 30, 1997 (the "Advance Notice Submission") of their intention to (i) nominate, and solicit proxies in support of, nine candidates to stand for election to the Company's Board of Directors (the "Board") at the Company's 1997 Annual Meeting of Shareholders (the "1997 Annual Meeting") and (ii) propose, and solicit proxies in support of, a non-binding resolution at the 1997 Annual Meeting (collectively, the "Proxy Contest");

          WHEREAS, the Company commenced an action entitled COMSAT Corporation v. Bruce L. Crockett et. al. (the "Pending Litigation") against Bruce L. Crockett ("Crockett"), and certain members of the Denton/Wyser-Pratte Group in the United States District Court for the Eastern District of Virginia;

          WHEREAS, the Company and the members of the Denton/Wyser-Pratte Group have determined that the interests of the Company and its shareholders, and the interests of the members of the Denton/Wyser-Pratte Group, would best be served by (i) avoiding the substantial expense and disruption that could be expected to result from the Proxy Contest and the Pending Litigation, (ii) nominating the persons as set forth herein for election as directors of the Company, (iii) terminating the Pending Litigation against those members of the Denton/Wyser-Pratte Group who are defendants in such lawsuit as provided herein and (iv) the receipt of other agreements, covenants, rights and benefits as provided herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and representations set forth herein, intending to be legally bound hereby, the parties hereby agree as follows:

          1.   Settlement of Pending Litigation; Board Composition; Related
               ------------------------------------------------------------
Matters.
-------

               (a) As promptly as practicable after the execution of this Agreement, the Company shall take all steps necessary to dismiss, as to those members of the Denton/Wyser-Pratte Group who are defendants therein, the Pending Litigation with prejudice as to Messrs. Anestis, Cooper, Davidson, Fennie, McQuade, Mitchell, Morris, Porter and Schafran and without prejudice as to the other defendants who are members of the Denton/Wyser-Pratte Group, and without costs or expenses. The Company further agrees that it will not prior to the Standstill Termination Date (as such term is hereinafter defined), in connection with the Pending Litigation, or in the event of any further action or lawsuit involving the Company and Crockett (irrespective of whether the Company is a plaintiff or defendant) implead or name as a third party defendant in such action or lawsuit any member of the Denton/Wyser-Pratte Group or otherwise bring a new action against any member of the Denton/Wyser-Pratte Group (other than those members as to whom the Pending Litigation has been dismissed with prejudice) reinstating the claims made in the Pending Litigation.

               (b) The Company and the Denton/Wyser-Pratte Group agree that the twelve nominees standing for election at the 1997 Annual Meeting scheduled to be held on August 15, 1997, shall be (i) eight persons to be selected by the Board from among the eleven elected directors currently serving as members of the Board, (ii) Guy Wyser-Pratte and Larry G. Schafran (the "Denton/Wyser-Pratte Nominees"), who have been selected by the Denton/Wyser-Pratte Group, and (iii) two individuals who are not currently serving on the Board and who shall be selected by the Board. The foregoing persons are collectively referred to herein as the "1997 Nominees," and shall stand for election to serve on the Board for a term expiring at the Company's 1998 Annual Meeting of Shareholders (the "1998 Annual Meeting") and until their respective successors shall have been duly elected and qualified. Effective upon execution of this Agreement, the Denton/Wyser-Pratte Group irrevocably withdraws its Advance Notice Submission and agrees to terminate the Proxy Contest. Each of the Company and the Denton/Wyser-Pratte Group acknowledge that (i) to the best of their knowledge, there are no circumstances that would preclude either Mr. Wyser-Pratte or Mr. Schafran from serving as a member of the Board and (ii) each of Mr. Schafran and Mr. Wyser-Pratte are suitable nominees for election to the Company's Board. The Company further acknowledges that it currently believes that among the remaining candidates proposed for election to the Board in the Advance Notice Submission there are suitable Denton/Wyser-Pratte Nominees.

               (c) The members of the Denton/Wyser-Pratte Group and their Affiliates and Associates (as such terms are hereinafter defined), and the Company, shall publicly support and recommend that the Company's shareholders vote for the election of each of the 1997 Nominees at the 1997 Annual Meeting, and the members of the Denton/Wyser-Pratte Group shall vote, and shall cause their Affiliates and Associates to vote, all shares of the Company's Common Stock (the "Common Stock") which they are entitled to vote at the 1997 Annual Meeting in favor of the election of each of the 1997 Nominees, cumulated equally among each of the 1997 Nominees. The Company agrees that it shall cause its designated proxy holders to vote in favor of the election of each of the 1997 Nominees, cumulated equally among each of the 1997 Nominees with respect to any valid proxy received by the Company for the 1997 Annual Meeting for which no contrary voting instructions are provided.

               (d) Subject to the provisions of Sections 1(f), 1(g) and 2 hereof, the Company and the Denton/Wyser-Pratte Group agree that the 1997 Nominees shall also stand for election to serve on the Board at the 1998 Annual Meeting for an additional term expiring at the Company's 1999 Annual Meeting of Shareholders (the "1999 Annual Meeting") and until their respective successors shall have been duly elected and qualified. The persons nominated in accordance with the provisions of this Agreement to stand for election at the 1998 Annual Meeting are referred to herein as the "1998 Nominees."

               (e) The members of the Denton/Wyser-Pratte Group and their Affiliates and Associates, and the Company, shall publicly support and recommend that the Company's shareholders vote for the election of each of the 1998 Nominees at the 1998 Annual Meeting, and the members of the Denton/Wyser-Pratte Group shall vote, and shall cause their Affiliates and Associates to vote, all shares of Common Stock which they are entitled to vote at the 1998 Annual Meeting in favor of the election of each of the 1998 Nominees, cumulated equally among each of the 1998 Nominees. The Company agrees that in connection with the 1998 Annual Meeting, it shall cause its designated proxy holders to either (i) vote in favor of the election of each of the 1998 Nominees, cumulated equally among each of the 1998 Nominees with respect to any valid proxy received by the Company for which no contrary voting instructions are provided or (ii) cumulate such votes in a manner that assures the election of both Denton/Wyser-Pratte Nominees.

               (f) If any Denton/Wyser-Pratte Nominee shall be unable or unwilling to serve as a nominee or a director for any reason prior to his election at the 1997 Annual Meeting or at the 1998 Annual Meeting, as the case may be, or, after election as a director of the Company at the 1997 Annual Meeting or 1998 Annual Meeting, shall cease to be a member of the Board by reason of his death, disability or resignation, the Denton/Wyser-Pratte Group shall be entitled to designate another person from among the nine candidates identified in the Advance Notice Submission, reasonably acceptable to a majority of the members of the Board who are not Denton/Wyser-Pratte Nominees (or if none of such persons is deemed reasonably acceptable, such other person or persons who may be designated by the Denton/Wyser-Pratte Group and are reasonably acceptable to a majority of the members of the Board who are not Denton/Wyser-Pratte Nominees), and any such person shall (i) become a Denton/Wyser-Pratte Nominee for all purposes under this Agreement and (ii) be deemed to be a member of the Denton/Wyser-Pratte Group for all purposes under this Agreement. If any nominee or director, other than a Denton/Wyser-Pratte Nominee, shall be unable or unwilling to serve as a nominee or a director prior to his or her election at the 1997 Annual Meeting or at the 1998 Annual Meeting, as the case may be, or, after election as a director of the Company at the 1997 Annual Meeting or 1998 Annual Meeting, shall cease to be a member of the Board by reason of his or her death, disability or resignation, the members of the Board who are not Denton/Wyser-Pratte Nominees shall be entitled to designate another person to serve as a director or a nominee, as the case may be.

               (g) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include any Denton/Wyser-Pratte Nominees as 1998 Nominees unless at all times from the date hereof until the date of the 1998 Annual Meeting the members of the Denton/Wyser-Pratte Group collectively shall have beneficially owned at least 150,000 shares of Common Stock, as adjusted up or down to reflect stock splits, reverse stock splits, and other similar reorganization events applicable to holders of Common Stock generally (the "Minimum Condition"). The Denton/Wyser-Pratte Group shall notify the Company promptly (and in any event within 5 business days) in the event that, at any time, the Denton/Wyser-Pratte Group shall fail to satisfy the Minimum Condition. At the request of the Company, the Denton/Wyser-Pratte Group shall certify to the Company in writing its compliance with the Minimum Condition prior to the time the Board selects the 1998 Nominees and prior to the 1998 Annual Meeting. In the event that the Denton/Wyser-Pratte Group shall have failed at any time from the date hereof until the 1998 Annual Meeting to satisfy the Minimum Condition and Denton/Wyser-Pratte Nominees have been nominated to stand for election as 1998 Nominees at the 1998 Annual Meeting, then each Denton/Wyser-Pratte Nominee shall immediately withdraw as a 1998 Nominee (or, in the absence of such withdrawal, the Company may remove the Denton/Wyser-Pratte Nominees as 1998 Nominees). The provisions contained in this Section 1(g) shall not in any way affect or limit the covenants and agreements contained elsewhere in this Agreement of (i) the Denton/Wyser-Pratte Group or (ii) the Company (other than those agreements of the Company contained in paragraphs (b) through (h) of this Section 1).

               (h) At the first meeting of the Board following the certification of the vote of the election of directors at the 1997 Annual Meeting, the Board shall create a committee of the Board, to be designated the Strategic Planning Committee, consisting of three directors, one of whom shall be a Denton/Wyser-Pratte Nominee as designated by the Denton/Wyser-Pratte Group, and two of whom shall be designated by the members of the Board who are not Denton/Wyser-Pratte Nominees. The Strategic Planning Committee shall have the authority to review and make recommendations to the full Board concerning all aspects of the Company's businesses and its current and future business and financial strategies, transactional opportunities and the enhancement of shareholder value. The Company agrees that prior to the Standstill Termination Date, it shall not take any action to (i) disband or otherwise take any action to cause the Strategic Planning Committee to cease to function, (ii) decrease or limit the responsibilities of the Strategic Planning Committee or (iii) alter the composition of the Strategic Planning Committee as provided in the first sentence of this paragraph (h). The Strategic Planning Committee shall, upon authorization by the Board, (i) have the power to retain financial advisers and other experts to assist in its work and (ii) be provided with an annual operating budget commensurate with its responsibilities. The quorum for all meetings of the Strategic Planning Committee shall be two, at least one of whom is the Denton/Wyser-Pratte Nominee. The act of a majority of those present at a meeting at which a quorum is present shall be the act of the Strategic Planning Committee, provided that the Strategic Planning Committee may act by the unanimous written consent of its members.

          2.   Company's Right to Terminate Under Certain Circumstances.
               --------------------------------------------------------

          Notwithstanding anything to the contrary contained in this Agreement, if, pursuant to Section 2.11(d) of the Company's By-laws, a valid nomination is made of one or more nominees to stand for election to the Board at the 1998 Annual Meeting, other than nominees chosen by the Board pursuant to this Agreement, then the Company, in its sole discretion, may, within five business days following its receipt of such nomination, upon written notice to the Denton/Wyser-Pratte Group, terminate this Agreement (the "Termination Option"), whereupon this Agreement shall be of no further force or effect and the parties hereto shall no longer be bound by any terms, conditions, covenants, representations or warranties contained herein. In the event that the Company exercises the Termination Option, then, within five business days following receipt of notice that the Company is exercising the Termination Option, the Denton/Wyser-Pratte Group shall have the option, upon written notice to the Company, to require that the Company not hold the 1998 Annual Meeting prior to the 60th day following the date on which the Termination Option is exercised and, if necessary, the Company shall postpone the 1998 Annual Meeting in order to satisfy such requirement. In the event the Company exercises the Termination Option, the Company agrees that it will take such action or actions as may be required in order to afford the Denton/Wyser-Pratte Group a period of not less than 14 calendar days following the date of exercise of the Termination Option to furnish any advance nominations or presentation of new business in accordance with the Company's By-laws.

          3.   Covenants of the Denton/Wyser-Pratte Group.
               ------------------------------------------

               (a) The date on which the covenants and agreements contained in this Section 3 terminate is referred to herein as the "Standstill Termination Date." The "Standstill Termination Date" shall be the earliest of (i) February 28, 1999, (ii) 75 days prior to the date approved by the Board for the 1999 Annual Meeting and (iii) the date the Company exercises the Termination Option.

               (b) Each member of the Denton/Wyser-Pratte Group jointly and severally agrees that during the period commencing on the date hereof and ending on the Standstill Termination Date, without the prior written consent of the Board specifically expressed in a resolution adopted by a majority of the directors other than the Denton/Wyser-Pratte Nominees, they will not, and will cause each of their Affiliates and Associates not to, directly or indirectly:

                    (i) acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of Voting Securities (as such term is hereinafter defined) generally or to the

     Company's non-employee directors pursuant to any compensatory plan of the Company, provided, that any such securities so received shall be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (as hereinafter defined), by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of
     Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or otherwise, any Voting Securities, if when taken together with the Voting Securities owned by the Denton/Wyser-Pratte Group would constitute more than 5% of the then outstanding Voting Securities;

                    (ii) except as specifically provided for in Section 1 and Section 2 hereof, make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules of the Securities and Exchange Commission (the "SEC")) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities, initiate, propose or otherwise "solicit" (as such term is used in the proxy rules of the SEC) shareholders of the Company for the approval of shareholder proposals whether made pursuant to Rule 14a-8 under the Exchange Act or otherwise, induce or attempt to induce any other Person to initiate any such shareholder proposal, or otherwise communicate with the Company's shareholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act;

                    (iii) make any public announcement with respect to any proposal or offer involving any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates;

                    (iv) form, join or in any way participate in any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or in any "syndicate or affiliated group" (within the meaning of Section 304(b)(3) of the Communications Satellite Act of 1962) with respect to any Voting Securities;

                    (v) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities, except as specifically set forth in Section 1 hereof;

                    (vi) execute any written consent as shareholders with respect to the Company or its Voting Securities, except as set forth in Section 1 hereof;

                    (vii) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, the Board or policies of the Company, other than through non-public communications with the directors of the Company, including the Denton/Wyser-Pratte Nominees acting in their capacity as directors of the Company;

                    (viii) seek, alone or in concert with others, (a) to call a meeting of shareholders, (b) representation on the Board, except as specifically set forth in Section 1 hereof, or (c) the removal of any member of the Board;

                    (ix) make any publicly disclosed proposal regarding any of the foregoing;

                    (x) publicly disclose any request to amend, waive or terminate any provision of this Agreement; or

                    (xi)  take  or  cause   others   to  take  any   action
     inconsistent with any of the foregoing.

               (c) Nothing in paragraph (b) of this Section 3 shall be deemed to limit, prevent or preclude any communication among or between any of the members of the Denton/Wyser-Pratte Group that does not involve the communication by a Denton/Wyser-Pratte Nominee of confidential information obtained by such nominee during the term of his service as a member of the Board of Directors of the Company or any committee thereof.

               (d) Subject to compliance  with the  provisions of paragraph
(b) of this Section 3 and subject to compliance with applicable securities laws, nothing shall be deemed to limit, prevent or preclude any member of the Denton/Wyser-Pratte Group from acting as a broker, consultant or financial adviser to any party in a business or financial transaction with or involving the Company or any of its Affiliates.

               (e) Nothing contained in paragraph (b) of this Section 3 shall be deemed in any way to prohibit or limit a Denton/Wyser-Pratte Nominee during the term of his service as a director of the Company from engaging in any lawful acts in his capacity as a director of the Company.

          4.   Representations and Warranties of the Denton/Wyser-Pratte
               ---------------------------------------------------------
Group.
-----

               (a) Each member of the Denton/Wyser-Pratte Group which is not a natural person represents and warrants on its own behalf that it has the corporate power and authority to execute, deliver and carry out the provisions of this Agreement and to consummate the transactions contemplated hereby.

               (b) Each member of the Denton/Wyser-Pratte Group which is not a natural person represents and warrants on its own behalf that this Agreement has been duly authorized, executed, and delivered, constitutes its valid and binding obligation, and is enforceable against it in accordance with its terms.

               (c) Each member of the Denton/Wyser-Pratte Group who is a natural person represents and warrants on his own behalf that he has the power and authority to execute, deliver and carry out the provisions of this Agreement and to consummate the transactions contemplated hereby.

               (d) Each member of the Denton/Wyser-Pratte Group who is a natural person represents and warrants on his own behalf that this Agreement has been duly executed and delivered, constitutes his valid and binding obligation, and is enforceable against him in accordance with its terms.

               (e) The members of the Denton/Wyser-Pratte Group represent and warrant that they, together with their Affiliates and Associates, beneficially own an aggregate of 1,601,950 shares of Voting Securities as set forth by beneficial owner and amount on Schedule A hereto and such Voting Securities constitute all of the Voting Securities of the Company beneficially owned by the members of the Denton/Wyser-Pratte Group and their Affiliates and Associates.

          5. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:


               (a) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

               (b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

          6. Press Release. Upon execution of this Agreement, the Company shall issue a press release substantially in the form attached hereto with such changes as may be mutually agreed to by the Company and the Representative (as such term is hereinafter defined). None of the parties hereto will make any public statements (including any statements in any filing with the Securities and Exchange Commission or any other governmental agency) that are inconsistent with, or are otherwise contrary to, the statements in the press release. Nothing shall preclude or prevent either the Company or any member of the Denton/Wyser-Pratte Group from making public statements that are not either contrary to, or inconsistent with, the statements in the press release, provided that all such public statements shall be in compliance with applicable securities laws and consistent with any such party's fiduciary duties to the Company.

          7. Expenses. The Company hereby agrees to reimburse the Denton/Wyser-Pratte Group for their reasonable, documented, out-of-pocket expenses incurred in connection with the Denton/Wyser-Pratte solicitation of consents to hold a special meeting of shareholders of the Company, the Proxy Contest, the Pending Litigation (notwithstanding Section 1(a) hereof) and the negotiation of this Agreement, in an aggregate amount not to exceed $845,000. The Company agrees to pay such expenses by check or wire transfer within five business days of receipt of an invoice of the same, together with supporting documentation (such as a law firm billing statement), from the Denton/Wyser-Pratte Group.

          8. Specific Performance. Each of the members of the Denton/Wyser-Pratte Group, on the one hand, and the Company on the other, acknowledges and agrees that irreparable injury to the other party or parties (as the case may be) hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be compensable in damages. It is accordingly agreed that each party hereto (the "Moving Party") shall be entitled to specific enforcement of, the terms hereof and the other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

          9. No Waiver. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          10. Certain Definitions. As used in this Agreement, (a) the term "Person" shall mean any individual, partnership, corporation, group, syndicate, trust, government or agency thereof, or any other association or entity; (b) the terms "Affiliates" and "Associates" shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include persons who become Affiliates or Associates of any Person subsequent to the date hereof; and (c) the term "Voting Securities" shall mean the shares of Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such Common Stock or other securities, whether or not subject to the passage of time or other contingencies.

          11. Successors and Assigns. All the terms and provisions of this Agreement shall inure to the benefit of and shall be enforceable by the successor and assigns of the parties hereto.

          12. Survival of Representations. All representations, warranties and agreements made by the parties in this Agreement or pursuant hereto shall survive the date hereof.

          13. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

          14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

          15. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, cable, telecopy (confirmed in writing) or telex, or by mail (registered or certified, postage prepaid, return receipt requested) to the respective parties hereto as follows:

          If to the Company:

               COMSAT Corporation
               6560 Rock Spring Drive
               Bethesda, Maryland  20815
               Attention:  Warren Y. Zeger, Esq.,
                           Vice President, General
                           Counsel and Secretary
               Telecopy:  301/214-7128

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom, LLP
               919 Third Avenue
               New York, New York  10022
               Attention:  Daniel E. Stoller, Esq.
               Telecopy:  212/735-2000

          If to the Denton/Wyser-Pratte Group:

               Herbert A. Denton
               Providence Capital, Inc.
               730 Fifth Avenue
               New York, New York  10019
               Telecopy:  212/888-3203

               and

               Ervin Shindell, Esq.
               Wyser-Pratte & Co.
               63 Wall Street
               New York, New York  10005
               Telecopy:  212/495-5360

          with copies to:

               Coudert Brothers
               1114 Avenue of the Americas
               New York, New York  10036
               Attention:  Thomas J. Rice, Esq.
               Telecopy:  212/626-4120
               and

               Zuckerman, Spaeder, Goldstein,
                 Taylor & Kolker, L.L.P.
               1201 Connecticut Avenue, N.W.
               Washington, D.C.  20036
               Attention:  Roger E. Zuckerman, Esq.
               Telecopy:  202/822-8106

               and

               Reed Smith Shaw & McClay
               Suite 1100 - East Tower
               1301 K Street, N.W.
               Washington, D.C.  20005-3317
               Attention:  Douglas K. Spaulding, Esq.
               Telecopy:  202/414-9299

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the District of Columbia, without reference to the conflict of laws principles thereof.

          17. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement.

          18. Denton/Wyser-Pratte Group Representative. Each member of the Denton/Wyser-Pratte Group hereby irrevocably appoints Ervin Shindell, Esq. as such member's attorney-in-fact and representative (the "Representative"), in such member's place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each member of the Denton/Wyser-Pratte Group, upon any action taken by the Representative or upon any document, notice, instruction or other writing given or executed by the Representative.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undesigned parties has executed or caused this Agreement to be executed on the date first above written.

                                   COMSAT CORPORATION



                                   By: /s/ Edwin I. Colodny
                                       --------------------
                                        Name:  Edwin I. Colodny
                                        Title: Chairman of the Board

                                   PROVIDENCE CAPITAL, INC.



                                   By: /s/ Herbert A. Denton
                                       ---------------------
                                        Name:  Herbert A. Denton
                                        Title: President

                                   PACIFIC EQUITY LIMITED



                                   By: /s/ Herbert A. Denton
                                       ---------------------
                                        Name:  Herbert A. Denton
                                        Title: Managing Director

                                   PROVIDENCE INVESTORS LLC



                                   By: /s/ Herbert A. Denton
                                       ---------------------
                                        Name:  Herbert A. Denton
                                        Title: Managing Member

                                   WYSER-PRATTE & CO., INC.



                                   By: /s/ Guy P. Wyser-Pratte
                                       -----------------------
                                        Name:  Guy P. Wyser-Pratte
                                        Title: President

                                   WYSER-PRATTE MANAGEMENT CO., INC.



                                   By: /s/ Guy P. Wyser-Pratte
                                       -----------------------
                                        Name:  Guy P. Wyser-Pratte
                                        Title: President



                                   /s/ Herbert A. Denton
                                   ---------------------
                                   HERBERT A. DENTON



                                   /s/ Guy P. Wyser-Pratte
                                   -----------------------
                                   GUY P. WYSER-PRATTE



                                   /s/  William Tapert
                                   -------------------
                                   WILLIAM TAPERT



                                   /s/ Gregory Morey
                                   -----------------
                                   GREGORY MOREY



                                   /s/ Frederick Whitridge, Jr.
                                   ----------------------------
                                   FREDERICK WHITRIDGE, JR.



                                   /s/ Adam Weiss
                                   --------------
                                   ADAM WEISS



                                   /s/ Eric Longmire
                                   -----------------
                                   ERIC LONGMIRE

                                   /s/ Robert W. Anestis
                                   ---------------------
                                   ROBERT W. ANESTIS



                                   /s/ Melvin L. Cooper
                                   --------------------
                                   MELVIN L. COOPER



                                   /s/ Thomas M. Davidson
                                   ----------------------
                                   THOMAS M. DAVIDSON



                                   /s/ Bruce W. Fennie
                                   -------------------
                                   BRUCE W. FENNIE



                                   /s/ Laurence C. McQuade
                                   -----------------------
                                   LAURENCE C. McQUADE



                                   /s/ David C. Mitchell
                                   ---------------------
                                   DAVID C. MITCHELL



                                   /s/ David R. Morris
                                   -------------------
                                   DAVID R. MORRIS



                                   /s/ A. Alex Porter
                                   ------------------
                                   A. ALEX PORTER



                                   /s/ L.G. Schafran
                                   -----------------
                                   LARRY G. SCHAFRAN

                                                               SCHEDULE A



                         Denton/Wyser-Pratte Group

                          Common Stock Ownership



Person                                  Shares                     Options

Providence Capital, Inc.                15,000                       -0-
Pacific Equity Limited                   -0-                         -0-
Providence Investors LLC                25,000                       -0-
Herbert A. Denton                        -0-                         -0-
William Tapert                           -0-                        2,000
Gregory Morey                            5,000                       -0-
Frederick Whitridge, Jr.                 -0-                         -0-
Adam Weiss                               -0-                         -0-
Wyser-Pratte & Co., Inc.               157,900                       -0-
Wyser-Pratte Management
 Co., Inc.                           1,342,100                       -0-
Guy P. Wyser-Pratte                  1,500,100                       -0-
Eric Longmire                            -0-                         -0-
Robert W. Anestis                        2,000                       -0-
Melvin L. Cooper                         1,000                       -0-
Thomas M. Davidson                       -0-                         -0-
Bruce W. Fennie                          2,000                       -0-
Lawrence C. McQuade                      -0-                         -0-
David C. Mitchell                          900                       -0-
David R. Morris                            250                       -0-
A. Alex Porter                          44,500                       -0-
Larry G. Schafran                        -0-                         -0-
Graham A. Fennie                           200                       -0-
Jean B. Mitchell                           900                       -0-
Katherine Morris                           250                       -0-
Lynn Hecht Schafran                      4,000                       -0-
The Collectors' Fund L.P.               13,500                       -0-
Amici Associates L.P.                   31,000                       -0-


Notes

Guy P. Wyser-Pratte's shares include shares held or managed by Wyser-Pratte & Co., Inc. and Wyser-Pratte Management Co., Inc. which may be deemed to be beneficially owned by Guy P. Wyser-Pratte. Mr. Wyser-Pratte personally has beneficial interest in 19,900 shares directly and another 20,000 shares through his IRA account. Mr. Wyser-Pratte owns 100 shares both beneficially and of record.

Graham A. Fennie is the son of Bruce W. Fennie.

Jean B. Mitchell shares investment power over 900 shares with her husband David C. Mitchell.

Katherine Morris shares voting and investment power over 200 shares with her husband David R. Morris.

Lynn Hecht Schafran owns 4,000 shares as to which her husband Larry G. Schafran disclaims beneficial ownership.

A. Alex Porter is a general partner in The Collectors' Fund L.P. and Amici Associates L.P. with shared investment and voting power over the 13,500 shares held directly by The Collectors' Fund L.P. and the 31,000 shares held directly by Amici Associates L.P.